Exhibit 99.1

First Connecticut Bancorp, Inc. Announces First Quarter 2013 Results

FARMINGTON, Conn., April 30, 2013 – First Connecticut Bancorp, Inc. (the “Company”) (NASDAQ: FBNK), the holding company for Farmington Bank (the “Bank”), reported  net income of $813,000 or $0.05 per diluted share for the quarter ended March 31, 2013 compared to net income of $991,000 or $0.06 per diluted share for the quarter ended March 31, 2012.

“I am pleased to report our results for the first quarter which reflect continued organic franchise growth, reduction of core expenses and continued execution of our strategic plan to exit non-core business,” stated John J. Patrick Jr., First Connecticut Bancorp’s Chairman, President & CEO.

“During the quarter, our Company lost one of the key members of our executive management team, David Blitz, EVP & Director of Commercial Banking, who lost his valiant battle with cancer. Despite the loss of Dave, and a true testament to his legacy, commercial loan outstandings increased $41.5 million in the quarter, which were offset by a strategic decline of $16.0 million in the resort finance portfolio.”

“Dave’s presence will truly be missed by fellow colleagues, directors and the community,” added Patrick.

Financial Highlights

•	Strong organic loan originations totaled approximately $100 million during the quarter resulting in a $41.7 million increase in our commercial and residential portfolios.

•
Yield on average interest earning assets decreased 29 basis points to 3.66% for the quarter ended March 31, 2013 driven largely by a faster than anticipated decline in our resort portfolio and higher than normal prepayment penalty fee income in the linked quarter.  Excluding resort and prepayment penalty income for both periods, the yield on average interest earning assets decreased 11 basis points.

•	Net interest income totaled $12.7 million in the first quarter of 2013 compared to $14.1 million in the linked quarter.

•
Resort loans decreased $16.0 million to $15.3 million in the first quarter of 2013 compared to the linked quarter and decreased $54.5 million compared to the same period in the prior year as we continue to gradually exit the resort financing market.

•	Overall deposits increased $45.6 million or 3% in the first quarter of 2013.

•	Checking accounts grew by 4% or 1,543 net new accounts in the first quarter of 2013.

•
Net gain on residential loans sold was $2.0 million for the quarter based on $61.8 million in loans sold compared to a net gain of $1.9 million on $57.9 million in loans sold during the linked quarter.

•
Asset quality remains strong as loan delinquencies 30 days and greater decreased $1.9 million to $15.2 million on a linked quarter basis and decreased $3.0 million from a year ago. Non-accrual loans remained stable at 0.89% of total loans compared to 0.90% of total loans on a linked quarter basis. Net charge-offs totaled $296,000 at March 31, 2013 and $1.0 million at December 31, 2012, a decrease of $710,000.

•	Our 20th branch opened in Newington, CT in February, 2013.

•	Our tangible book value was $13.76 compared to $13.63 on a linked quarter basis and $13.99 from a year ago.

•
We paid a cash dividend of $0.03 per share on March 18, 2013. This marks the sixth consecutive quarter we have paid a dividend since First Connecticut Bancorp, Inc. became a public company on June 29, 2011.

First quarter 2013 compared with fourth quarter 2012

Net interest income

•
Net interest income decreased $1.4 million to $12.7 million in the first quarter of 2013 compared to the linked quarter due primarily to a decrease in commercial borrowers’ prepayment penalty fees, the planned decrease in the resort portfolio and lower yields on new loans originated during the quarter.

•
Net interest margin decreased 30 basis points to 3.07% in the first quarter of 2013 compared to the linked quarter due primarily to a faster than anticipated decline in our resort portfolio and higher than normal prepayment penalty fees received from commercial borrowers in the linked quarter.  Excluding resort and prepayment penalty income for both periods, the net interest margin would have decreased 11 basis points.

•	The cost of interest-bearing deposits remained flat at 62 basis points on a linked quarter basis.

Provision for loan losses

•
Provision for loan losses was $399,000 for the quarter compared to $315,000 for the linked quarter.  The increase in the provision was primarily due to growth in our residential and commercial loan portfolios.

•	Net charge-offs in the quarter were $296,000 or 0.08% to average loans (annualized) compared to $1.0 million or 0.27% to average loans (annualized) in the linked quarter.

Noninterest income

•
Total noninterest income decreased $516,000 to $3.5 million compared to the linked quarter primarily due to decreases in mortgage banking derivatives of $349,000 and bank-owned life insurance proceeds of $141,000.

Noninterest expense

•
Noninterest expense increased $1.3 million to $14.7 million in the first quarter of 2013 compared to the linked quarter.  Excluding one-time costs, total core noninterest expense decreased $832,000 compared to the linked quarter.  These costs were $633,000 in accelerated vesting of stock compensation due to the passing of a key executive in the current quarter and a $1.5 million reduction in employee benefits related to the freezing of our non-contributory defined benefit and other post-retirement benefit plans in the linked quarter.

•	Salaries and employee benefits on a core basis decreased $641,000 compared to the linked quarter primarily due to a decrease in incentive compensation and other salary related costs.

•	Occupancy expense increased $145,000 or 13%, mainly due to our strategic de novo branch growth.

Financial condition

•
Total assets decreased $23.6 million or 1% at March 31, 2013 to $1.8 billion compared to December 31, 2012 reflecting decreases in cash and cash equivalents and securities available for sale offset by an increase in loans.

•	Our investment portfolio totaled $111.8 million at March 31, 2013 compared to $141.2 million at December 31, 2012, a decrease of $29.5 million.

•
Net loans increased $24.5 million at March 31, 2013 to $1.6 billion compared to December 31, 2012 due to our continued focus on commercial and residential lending which, combined, increased $41.7 million, offset by a $16.0 million decrease in resort loans as we exit the resort financing market.

•	Deposits increased $45.6 million at March 31, 2013 compared to December 31, 2012, primarily due to continued growth in checking accounts and de novo branches.

•	Federal Home Loan Bank of Boston advances decreased $52.0 million to $76.0 million, primarily due to a decrease in overnight borrowings at March 31, 2013 compared to December 31, 2012.

Asset Quality

•
Loan delinquencies 30 days and greater decreased $1.9 million to $15.2 million at March 31, 2013 compared to December 31, 2012 driven largely by decreases in delinquencies in the residential portfolio.

•	Non-accrual loans increased slightly to $13.9 million at March 31, 2013 compared to $13.8 million at December 31, 2012 and remained stable at 0.89% of total loans.

•	Impaired loans increased 6% to $39.2 million at March 31, 2013 from $36.9 million at December 31, 2012 due primarily to one commercial loan, which is current and accruing.

•
At March 31, 2013, the allowance for loan losses represented 1.11% of total loans and 124.59% of non-accrual loans, compared to 1.12% of total loans and 125.01% of non-accrual loans at December 31, 2012.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 18.61% at March 31, 2013.

•
At March 31, 2013, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company, that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 20 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank’s products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying reconciliation of Non-GAAP Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Selected Financial Condition Data:

Total assets	$ 1,799,392	$ 1,822,946	$ 1,756,133	$ 1,687,431	$ 1,677,229
Cash and cash equivalents	34,946	50,641	33,021	36,727	131,280
Held to maturity securities	3,003	3,006	3,007	3,007	3,216
Available for sale securities	108,787	138,241	125,614	130,146	115,716
Federal Home Loan Bank of Boston stock, at cost	8,383	8,939	8,056	7,137	7,137
Loans receivable, net	1,544,687	1,520,170	1,485,275	1,415,732	1,326,107
Deposits	1,376,092	1,330,455	1,257,987	1,218,743	1,249,583
Federal Home Loan Bank of Boston advances	76,000	128,000	125,200	91,000	63,000
Total stockholders' equity	242,869	241,522	242,199	248,105	250,196
Allowance for loan losses	17,332	17,229	17,920	17,927	17,727
Non-accrual loans	13,911	13,782	13,240	13,478	16,338
Impaired loans	39,210	36,857	37,863	39,521	39,054

Selected Operating Data:

Interest income	$ 15,047	$ 16,507	$ 15,780	$ 15,146	$ 15,427
Interest expense	2,395	2,415	2,393	2,347	2,473
Net Interest Income	12,652	14,092	13,387	12,799	12,954
Provision for allowance for loan losses	399	315	215	520	330
Net interest income after provision for loan losses	12,253	13,777	13,172	12,279	12,624
Noninterest income	3,538	4,054	2,145	1,978	1,313
Noninterest expense	14,699	13,411	16,905	13,133	12,629
Income (loss) before income taxes	1,092	4,420	(1,588)	1,124	1,308
Provision (benefit) for income taxes	279	1,250	(519)	293	317

Net income (loss)	$ 813	$ 3,170	$ (1,069)	$ 831	$ 991

Performance Ratios (annualized):

Return on average assets	0.18%	0.77%	-0.25%	0.20%	0.24%
Return average equity	1.33%	5.62%	-1.74%	1.32%	1.57%
Interest rate spread (1)	2.89%	3.19%	3.09%	3.12%	3.21%
Net interest rate margin (2)	3.07%	3.37%	3.28%	3.32%	3.41%
Non-interest expense to average assets	3.28%	3.01%	3.89%	3.16%	3.08%
Efficiency ratio (3)	90.71%	73.91%	108.84%	88.87%	88.52%
Average interest-earning assets to average
interest-bearing liabilities	132.04%	131.80%	131.75%	131.86%	132.02%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	1.11%	1.12%	1.19%	1.25%	1.32%
Allowance for loan losses as a percent of
non-accrual loans	124.59%	125.01%	135.35%	133.01%	108.50%
Net charge-offs to average loans (annualized)	0.08%	0.27%	0.06%	0.09%	0.04%
Non-accrual loans as a percent of total loans	0.89%	0.90%	0.88%	0.94%	1.22%
Non-accrual loans as a percent of total assets	0.77%	0.76%	0.75%	0.80%	0.97%

Per Share Related Data:

Basic earnings (loss) per share	$ 0.05	$ 0.19	$ (0.07)	$ 0.05	$ 0.06
Diluted earnings (loss) per share	$ 0.05	$ 0.19	$ (0.07)	$ 0.05	$ 0.06
Dividends declared per share	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.03

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of the interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31, 2013		December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
(Dollars in thousands)
Capital Ratios:

Equity to total assets at end of period	13.50%		13.25%	13.79%	14.70%	14.92%
Average equity to average assets	13.62%		13.68%	14.19%	15.09%	15.36%
Total capital to risk-weighted assets	18.61%	*	18.85%	19.15%	20.43%	21.84%
Tier I capital to risk-weighted assets	17.37%	*	17.60%	17.90%	19.18%	20.59%
Tier I capital to total average assets	13.84%	*	13.94%	14.24%	15.21%	15.58%
Total equity to total average assets	13.56%		13.56%	13.95%	14.90%	15.27%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 619,741		$ 620,991	$ 605,794	$ 576,228	$ 530,368
Commercial	504,722		473,788	448,684	423,939	411,450
Construction	66,508		64,362	54,909	48,084	42,310
Installment	5,949		6,719	7,372	8,121	9,095
Commercial	200,610		192,210	196,813	180,653	160,179
Collateral	1,945		2,086	2,161	2,165	2,549
Home equity line of credit	143,992		142,543	134,314	126,377	115,081
Demand	-		25	25	25	25
Revolving credit	73		65	86	89	73
Resort	15,252		31,232	49,760	64,755	69,773
Total loans	1,558,792		1,534,021	1,499,918	1,430,436	1,340,903
Less:
Allowance for loan losses	(17,332)		(17,229)	(17,920)	(17,927)	(17,727)
Net deferred loan costs	3,227		3,378	3,277	3,223	2,931
Loans, net	$ 1,544,687		$ 1,520,170	$ 1,485,275	$ 1,415,732	$ 1,326,107

Deposits:

Noninterest-bearing demand deposits	$ 245,912		$ 247,586	$ 221,464	$ 223,820	$ 215,602
Interest-bearing
NOW accounts	234,450		227,205	220,490	181,464	221,204
Money market	352,759		317,030	285,540	272,287	272,876
Savings accounts	186,171		179,290	171,516	178,378	166,530
Time deposits	356,800		359,344	358,977	362,794	373,371
Total interest-bearing deposits	1,130,180		1,082,869	1,036,523	994,923	1,033,981
Total deposits	$ 1,376,092		$ 1,330,455	$ 1,257,987	$ 1,218,743	$ 1,249,583

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition

	March 31, 2013	December 31, 2012	March 31, 2012
(Dollars in thousands)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$ 34,946	$ 50,641	$ 38,280
Federal funds sold	-	-	93,000
Cash and cash equivalents	34,946	50,641	131,280
Securities held-to-maturity, at amortized cost	3,003	3,006	3,216
Securities available-for-sale, at fair value	108,787	138,241	115,716
Loans held for sale	6,601	9,626	3,408
Loans, net	1,544,687	1,520,170	1,326,107
Premises and equipment, net	20,764	19,967	21,293
Federal Home Loan Bank of Boston stock, at cost	8,383	8,939	7,137
Accrued income receivable	4,346	4,415	4,304
Bank-owned life insurance	37,649	37,449	36,701
Deferred income taxes	15,810	15,682	13,672
Prepaid expenses and other assets	14,416	14,810	14,395
Total assets	$ 1,799,392	$ 1,822,946	$ 1,677,229
Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,130,180	$ 1,082,869	$ 1,033,981
Noninterest-bearing	245,912	247,586	215,602
	1,376,092	1,330,455	1,249,583
Federal Home Loan Bank of Boston advances	76,000	128,000	63,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	43,353	54,187	55,713
Accrued expenses and other liabilities	40,078	47,782	37,737
Total liabilities	1,556,523	1,581,424	1,427,033

Commitments and contingencies	-	-	-
Stockholders' Equity
Common stock	181	181	179
Additional paid-in-capital	173,584	172,247	174,884
Unallocated common stock held by ESOP	(14,545)	(14,806)	(13,031)
Treasury stock, at cost	(5,713)	(4,860)	-
Retained earnings	95,172	94,890	93,392
Accumulated other comprehensive loss	(5,810)	(6,130)	(5,228)
Total stockholders' equity	242,869	241,522	250,196
Total liabilities and stockholders' equity	$ 1,799,392	$ 1,822,946	$ 1,677,229

First Connecticut Bancorp, Inc.
Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2013	2012	2012
Interest income
Interest and fees on loans
Mortgage	$ 11,468	$ 12,415	$ 11,110
Other	3,314	3,770	3,889
Interest and dividends on investments
United States Government and agency obligations	139	190	266
Other bonds	59	61	58
Corporate stocks	62	66	70
Other interest income	5	5	34
Total interest income	15,047	16,507	15,427
Interest expense
Deposits	1,705	1,649	1,755
Interest on borrowed funds	469	511	481
Interest on repo borrowings	171	187	180
Interest on repurchase liabilities	50	68	57
Total interest expense	2,395	2,415	2,473
Net interest income	12,652	14,092	12,954
Provision for allowance for loan losses	399	315	330
Net interest income
after provision for loan losses	12,253	13,777	12,624
Noninterest income
Fees for customer services	982	1,048	816
Net gain on loans sold	2,030	1,935	98
Brokerage and insurance fee income	32	32	25
Bank owned life insurance income	409	571	319
Other	85	468	55
Total noninterest income	3,538	4,054	1,313
Noninterest expense
Salaries and employee benefits	9,034	7,542	7,424
Occupancy expense	1,240	1,095	1,190
Furniture and equipment expense	1,018	1,050	1,099
FDIC assessment	291	342	279
Marketing	594	587	606
Other operating expenses	2,522	2,795	2,031
Total noninterest expense	14,699	13,411	12,629
Income before income taxes	1,092	4,420	1,308
Provision for income taxes	279	1,250	317
Net income	$ 813	$ 3,170	$ 991

Earnings per share:
Basic and Diluted	$ 0.05	$ 0.19	$ 0.06

Weighted average shares outstanding:
Basic and Diluted	16,476,277	16,632,586	16,784,974

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$ 1,522,812	$ 14,782	3.94%	$ 1,504,834	$ 16,185	4.28%	$1,315,786	$ 14,999	4.57%
Securities	126,585	252	0.81%	139,396	308	0.88%	132,321	385	1.17%
Federal Home Loan Bank of Boston stock	8,809	8	0.37%	8,670	9	0.41%	7,370	9	0.49%
Federal funds and other earning assets	11,015	5	0.18%	10,598	5	0.19%	66,714	34	0.20%
Total interest-earning assets	1,669,221	15,047	3.66%	1,663,498	16,507	3.95%	1,522,191	15,427	4.07%
Noninterest-earning assets	121,634			118,273			116,614
Total assets	$ 1,790,855			$ 1,781,771			$1,638,805

Interest-bearing liabilities:
NOW accounts	$ 233,891	$ 135	0.23%	$ 215,266	$ 117	0.22%	$ 204,932	$ 89	0.17%
Money market	336,400	586	0.71%	299,408	487	0.65%	262,320	544	0.83%
Savings accounts	180,440	85	0.19%	178,959	99	0.22%	161,626	61	0.15%
Certificates of deposit	356,422	899	1.02%	358,047	946	1.05%	381,985	1,061	1.11%
Total interest-bearing deposits	1,107,153	1,705	0.62%	1,051,680	1,649	0.62%	1,010,863	1,755	0.70%
Advances from the Federal Home Loan Bank	80,468	469	2.36%	118,339	511	1.72%	63,042	481	3.06%
Repurchase agreement borrowings	21,000	171	3.30%	21,000	187	3.54%	21,000	180	3.44%
Repurchase liabilities	55,573	50	0.36%	71,115	68	0.38%	58,067	57	0.39%
Total interest-bearing liabilities	1,264,194	2,395	0.77%	1,262,134	2,415	0.76%	1,152,972	2,473	0.86%
Noninterest-bearing deposits	240,105			232,286			195,192
Other noninterest-bearing liabilities	42,651			43,663			38,932
Total liabilities	1,546,950			1,538,083			1,387,096
Stockholders' equity	243,905			243,688			251,709
Total liabilities and stockholders' equity	$ 1,790,855			$ 1,781,771			$1,638,805

Net interest income		$ 12,652			$ 14,092			$ 12,954
Net interest rate spread (1)			2.89%			3.19%			3.21%
Net interest-earning assets (2)	$ 405,027			$ 401,364			$ 369,219
Net interest margin (3)			3.07%			3.37%			3.41%
Average interest-earning assets
to average interest-bearing liabilities		132.04%			131.80%			132.02%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

	At or for the Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Net Income (loss)	$ 813	$ 3,170	$ (1,069)	$ 831	$ 991
Adjustments:
Less: Prepayment penalty fees	(127)	(771)	(11)	-	(122)
Less: Bank-owned life insurance proceeds	(108)	(249)	-	-	-
Less: Pension prior service cost (1)	-	(1,208)	-	-	-
Less: Post retirement service cost (1)	-	(279)	-	-	-
Plus: Accelerated vesting of stock compensation (2)	633	-	3,047	-	-
Total core adjustments before taxes	398	(2,507)	3,036	-	(122)
Tax benefit (provision) - 34% rate	(135)	852	(1,032)	-	41
Total core adjustments after taxes	263	(1,655)	2,004	-	(81)
Total core net income (loss)	$ 1,076	$ 1,515	$ 935	$ 831	$ 910

Total net interest income	$ 12,652	$ 14,092	$ 13,387	$ 12,799	$ 12,954
Less: Prepayment penalty fees	(127)	(771)	(11)	-	(122)
Total core net interest income	$ 12,525	$ 13,321	$ 13,376	$ 12,799	$ 12,832

Total noninterest income	$ 3,538	$ 4,054	$ 2,145	$ 1,978	$ 1,313
Less: Bank-owned life insurance proceeds	(108)	(249)	-	-	-
Total core noninterest income	$ 3,430	$ 3,805	$ 2,145	$ 1,978	$ 1,313

Total noninterest expense	$ 14,699	$ 13,411	$ 16,905	$ 13,133	$ 12,629
Plus: Pension prior service cost (1)	-	1,208	-	-	-
Plus: Post retirement service cost (1)	-	279	-	-	-
Plus: Loss on sale of non-strategic properties	-	-	394	-	-
Less: Accelerated vesting of stock compensation (2)	(633)	-	(3,047)	-	-
Total core noninterest expense	$ 14,066	$ 14,898	$ 14,252	$ 13,133	$ 12,629

Core earnings per common share, diluted	$ 0.07	$ 0.09	$ 0.06	$ 0.05	$ 0.06

Core return on assets (annualized)	0.24%	0.34%	0.22%	0.20%	0.22%
Core return on equity (annualized)	1.76%	2.45%	1.52%	1.32%	1.45%
Efficiency ratio (3)	87.97%	87.03%	91.82%	89.03%	89.28%

(1) Represents recognizing the unrecognized prior service cost as a result of the freeze of the Company's non-contributory defined benefit and other post-retirement plans.

(2) Represents the passing of a key executive in the first quarter of 2013 and 20% vesting of the 2012 Stock Incentive Plan in the third quarter of 2012.

(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.